UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

BellRing Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39093	83-4096323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 S. Hanley Road

St. Louis, Missouri 63144

(Address, including Zip Code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BRBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Closing of Initial Public Offering

On October 21, 2019, BellRing Brands, Inc. (the “Company”) closed its initial public offering (the “IPO”) of 39,428,571 shares of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”), which number of shares included the underwriters’ exercise in full of their option to purchase up to an additional 5,142,857 shares of Class A Common Stock, at an offering price of $14.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-233867) (as amended from time to time, and together with the Company’s related registration statement on Form S-1 (File No. 333-234237) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the “Registration Statement”). The Company received net proceeds from the IPO of approximately $516.4 million, after deducting underwriting discounts and commissions and expenses of the offering, all of which were contributed to BellRing Brands, LLC, a Delaware limited liability company and subsidiary of the Company (“BellRing Brands, LLC”), in exchange for BellRing Brands, LLC units (as defined below), as further described in the Registration Statement.

In connection with the IPO, the Company entered into the following agreements (the “Formation Agreements”), forms of which were previously filed as exhibits to the Registration Statement:

•

an Amended and Restated Limited Liability Company Agreement of BellRing Brands, LLC, dated October 21, 2019, by and among BellRing Brands, LLC, the Company and Post Holdings, Inc., a Missouri corporation (“Post”) (such agreement, the “Limited Liability Company Agreement”), that governs the operations of BellRing Brands, LLC and the rights and obligations of its members (which are, as of October 21, 2019, Post and the Company);

•	an Employee Matters Agreement, dated October 21, 2019, by and among the Company, BellRing Brands, LLC and Post, which covers a wide range of compensation and benefits matters;

•

an Investor Rights Agreement, dated October 21, 2019, between the Company and Post, that provides Post with certain demand, shelf and piggyback registration rights with respect to any shares of the Class A Common Stock and also provides Post with certain governance rights, depending on the percentage of the total voting power of the Company’s outstanding common stock held by Post;

•

a Tax Matters Agreement, dated October 21, 2019, by and among the Company, BellRing Brands, LLC and Post, that governs the parties’ respective rights, responsibilities and obligations with respect to tax matters, including responsibility for taxes attributable to BellRing Brands, LLC and its subsidiaries, entitlement to refunds, allocation of tax attributes, preparation of tax returns, certain tax elections, control of tax contests and other matters;

•

a Tax Receivable Agreement, dated October 21, 2019, by and among the Company, BellRing Brands, LLC and Post, under which the Company will be required to make cash payments to Post (or certain of its transferees or assignees) equal to 85% of the cash savings, if any, in federal, state or local income or franchise tax that the Company realizes (or is deemed to realize) under certain circumstances as described therein; and

•

a Master Services Agreement, dated October 21, 2019, by and among the Company, BellRing Brands, LLC and Post, under which Post provides certain services to the Company following completion of the IPO, including, among others, assistance with certain legal, finance, internal audit, treasury, information technology support, insurance and tax matters, the use of office and/or data center space, payroll processing services and tax compliance services.

The terms of each of the Formation Agreements are substantially the same as the terms set forth in the forms of such respective agreements that were filed as exhibits to the Registration Statement and as previously described in the Registration Statement under the heading “Certain Relationships and Related Party Transactions—Post-Offering Relationship with Post,” which descriptions are each incorporated herein by reference. These descriptions are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of the Formation Agreements, copies of which are attached hereto as Exhibit 10.1 through Exhibit 10.6 and are incorporated herein by reference.

Indemnification Agreements

In connection with the IPO, the Company also entered into Indemnification Agreements, each dated October 21, 2019 (the “Indemnification Agreements”), under which the Company is obligated to indemnify its directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers. The individuals with whom the Company entered into Indemnification Agreements are Robert V. Vitale (Executive Chairman), Darcy Horn Davenport (President and Chief Executive Officer and Director), Elliot H. Stein, Jr. (Director), Thomas P. Erickson (Director), Jennifer Kuperman (Director), Paul A. Rode (Chief Financial Officer and Treasurer), Craig L. Rosenthal (Senior Vice President and General Counsel, Secretary), Douglas J. Cornille (Senior Vice President, Marketing of Premier

Nutrition), R. Lee Partin (Senior Vice President, Sales of Premier Nutrition) and Robin Singh (Senior Vice President, Operations of Premier Nutrition). Each of the Indemnification Agreements is substantially the same. The description of the Indemnification Agreements is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Assumption of Bridge Loan

On October 21, 2019 and in connection with the completion of the IPO, BellRing Brands, LLC entered into a Borrower Assignment and Assumption Agreement with Post and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Assignment and Assumption Agreement”), under which BellRing Brands, LLC became the borrower under a $1,225.0 million Bridge Facility Agreement, dated October 11, 2019, by and among Post, as borrower, certain subsidiaries of Post, as guarantors, each lender from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint physical bookrunners (the “Post Bridge Loan”). Pursuant to the Assignment and Assumption Agreement, Post and its subsidiaries (other than BellRing Brands, LLC and certain of its subsidiaries) have no further material obligations under the Post Bridge Loan. The domestic subsidiaries of BellRing Brands, LLC continued to guarantee the Post Bridge Loan and BellRing Brands, LLC’s obligations under the Post Bridge Loan became secured by a first priority security interest in substantially all of the assets of BellRing Brands, LLC and in substantially all of the assets of its subsidiary guarantors. Post retained the net cash proceeds of the Post Bridge Loan.

The foregoing summary of the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Credit Agreement

On October 21, 2019, BellRing Brands, LLC entered into a Credit Agreement (the “Credit Agreement”) by and among BellRing Brands, LLC, the institutions from time to time party thereto as lenders (the “Lenders”), Credit Suisse Loan Funding LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and BMO Capital Markets Corp., Coöperatieve Rabobank U.A., New York Branch, Nomura Securities International, Inc., Suntrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as co-managers, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, the “Agent”).

The Credit Agreement provides for a term B loan facility in an aggregate principal amount of $700.0 million (the “Term B Facility”), and a revolving credit facility in an aggregate principal amount of $200.0 million (the “Revolving Credit Facility”; and together with the Term B Facility, the “Loans”), with the commitments under the Revolving Credit Facility to be made available to BellRing Brands, LLC in U.S. Dollars, Euros and Pounds Sterling. Letters of credit are available under the Credit Agreement in an aggregate amount of up to $20.0 million. The outstanding amounts under the Revolving Credit Facility and Term B Facility must be repaid on or before October 21, 2024.

On October 21, 2019, BellRing Brands, LLC borrowed the full amount under the Term B Facility and $100.0 million under the Revolving Credit Facility and used the proceeds, together with the net proceeds of the IPO that were contributed to it by the Company, (i) to repay in full the balance of the Post Bridge Loan and all interest thereunder, (ii) to pay directly, or reimburse Post for, as applicable, all fees and expenses incurred by BellRing Brands, LLC or Post in connection with the IPO and the formation transactions described in the Registration Statement (the “Formation Transactions”), (iii) to reimburse Post for the amount of cash on BellRing Brands, LLC’s balance sheet immediately prior to the completion of the IPO and (iv) to the extent there were any remaining proceeds, for general corporate and working capital purposes.

Borrowings under the Term B Facility bear interest, at the option of BellRing Brands, LLC, at an annual rate equal to either (a) the Eurodollar rate or (b) the base rate determined by reference to the highest of (i) the prime rate, (ii) the federal funds rate plus 0.50% per annum and (iii) the one-month Eurodollar rate plus 1.00% per annum, in each case plus an applicable margin of 5.00% for Eurodollar rate-based loans and 4.00% for base rate-based loans. The Term B Facility requires scheduled amortization payments of $8,750,000, payable quarterly (commencing on March 31, 2020), with the balance to be paid at maturity on October 21, 2024. The Term B Facility contains customary mandatory prepayment provisions, including provisions for mandatory prepayment (a) from the net cash proceeds of certain asset sales and (b) beginning with the fiscal year ending September 30, 2020, of 75% of annual excess cash flow (which percentage will be reduced to 50% if the secured net leverage ratio (as defined in the Credit Agreement) is below a specified level as of a fiscal year end). The Term B Facility may be optionally prepaid at 101% of the principal amount prepaid at any time during the first 12 months following the closing of the Term B Facility, and without premium or penalty thereafter.

Borrowings under the Revolving Credit Facility bear interest, at the option of BellRing Brands, LLC, at an annual rate equal to either the Eurodollar rate or the base rate (determined as described above) plus a margin, which initially will be 4.25% for Eurodollar rate-based loans and 3.25% for base rate-based loans, and thereafter, will be determined by reference to the secured net leverage ratio, with the applicable margin for Eurodollar rate loans and base rate loans being (i) 4.25% and 3.25%, respectively, if the secured net leverage ratio is greater than or equal to 3.50:1:00, (ii) 4.00% and 3.00%, respectively, if the secured net leverage ratio is less than 3.50:1:00 and greater than or equal to 2.50:1.00 or (iii) 3.75% and 2.75%, respectively, if the secured net leverage ratio is less than 2.50:1:00. Facility fees on the daily unused amount of commitments under the Revolving Credit Facility will initially accrue at the rate of 0.50%, and thereafter, depending on BellRing Brands, LLC’s secured net leverage ratio, will accrue at rates ranging from 0.25% to 0.50%.

The Credit Agreement provides for potential incremental revolving and term facilities at the request of BellRing Brands, LLC and at the discretion of the Lenders or other persons providing such incremental facilities, in each case on terms to be determined, and also permits BellRing Brands, LLC to incur other secured or unsecured debt, in all cases subject to conditions and limitations on the amount as specified in the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants for agreements of this type, including: delivery of financial and other information; compliance with laws; maintenance of property, existence, insurance and books and records; maintenance of public ratings; inspection rights; obligation to provide collateral and guarantees by certain new subsidiaries; delivery of environmental reports; participation in an annual meeting with the Agent and the Lenders; further assurances; and limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, use of proceeds, amendments of organization documents, prepayments and amendments of certain indebtedness, dispositions of assets, acquisitions and other investments, sale leaseback transactions, changes in the nature of business, transactions with affiliates and dividends and redemptions or repurchases of stock.

The Credit Agreement also contains a financial covenant requiring BellRing Brands, LLC to maintain a total net leverage ratio (as defined in the Credit Agreement) not to exceed 6.00 to 1.00, measured as of the last day of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2020.

The Credit Agreement provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or default under certain other material indebtedness, certain events of bankruptcy and insolvency, inability to pay debts, the occurrence of one or more unstayed or undischarged judgments in excess of $65.0 million, attachments issued against all or any material part of BellRing Brands, LLC’s property, certain ERISA events, a change in control, the invalidity of any loan document and the failure of the collateral documents to create a valid and perfected first priority lien. Upon the occurrence and during the continuance of an event of default, the maturity of the loans under the Credit Agreement may accelerate and the Agent and Lenders under the Credit Agreement may exercise other rights and remedies available at law or under the loan documents, including with respect to the collateral and guarantees of BellRing Brands, LLC’s obligations under the Credit Agreement.

BellRing Brands, LLC’s obligations under the Credit Agreement are unconditionally guaranteed by its existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than immaterial domestic subsidiaries and certain excluded subsidiaries) and are secured by security interests in substantially all of BellRing Brands, LLC’s assets and the assets of its subsidiary guarantors, but excluding, in each case, real property.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Representations and warranties contained in the Formation Agreements, the Indemnification Agreements, the Assignment and Assumption Agreement and the Credit Agreement were made only for purposes of each such agreement and as of the dates specified therein; were solely for the benefit of the parties to each such agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries or Post and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the headings “Assumption of Bridge Loan” and “Credit Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On October 21, 2019, in connection with the completion of the IPO, the filing of the Company’s Certificate of Incorporation (as defined below) and BellRing Brands, LLC’s, the Company’s and Post’s entry into the Limited Liability Company Agreement, (a) the Company issued one share of Class B common stock of the Company, par value $0.01 per share (the “Class B Common Stock”), to Post, in exchange for the 1,000 shares of common stock of the Company initially issued to Post in connection with the Company’s incorporation, which shares were cancelled as part of the exchange, and (b) BellRing Brands, LLC issued 39,428,571 of its non-voting common units (“BellRing Brands, LLC units”) to the Company and 97,474,180 BellRing Brands, LLC units to Post.

Under the Limited Liability Company Agreement, Post may from time to time redeem BellRing Brands, LLC units for, at BellRing Brands, LLC’s option (as determined by its board of managers), (i) shares of Class A Common Stock or (ii) cash (based on the market price of the shares of Class A Common Stock). The redemption of BellRing Brands, LLC units for shares of Class A Common Stock will be at an initial redemption rate of one share of Class A Common Stock for one BellRing Brands, LLC unit, subject to customary redemption rate adjustments for stock splits, stock dividends and reclassifications.

The issuance of the Class B Common Stock and the issuance of the BellRing Brands, LLC units described in this Item 3.02 were made in reliance on Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 21, 2019, Darcy Horn Davenport and Elliot H. Stein, Jr. were appointed to the Board of Directors of the Company as Class I directors for terms expiring at the Company’s 2020 annual meeting of stockholders, and Thomas P. Erickson and Jennifer Kuperman were appointed to the Board of Directors of the Company as Class II directors for terms expiring at the Company’s 2021 annual meeting of stockholders. Robert V. Vitale, the Company’s executive chairman, was designated a Class III director with a term expiring at the Company’s 2022 annual meeting of stockholders. Mr. Stein, Mr. Erickson and Ms. Kuperman were all determined to qualify as “independent” under New York Stock Exchange corporate governance standards and were appointed to serve as members of the Audit Committee of the Board of Directors and as members of the Corporate Governance and Compensation Committee of the Board of Directors. Mr. Stein and Mr. Erickson, along with Mr. Vitale, were appointed to serve as members of the Executive Committee of the Board of Directors. Biographical information regarding these directors and a description of the material terms of the directors’ annual compensation have previously been described by the Company in the Registration Statement under the heading “Management,” and such biographical information and terms are incorporated herein by reference.

The information set forth in Item 1.01 above under the heading “Indemnification Agreements” is hereby incorporated into this Item 5.02 by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

Effective October 21, 2019, the Company amended and restated its certificate of incorporation (as so amended and restated, the “Certificate of Incorporation”). Among other things, the Certificate of Incorporation provides that:

•	the Company’s authorized capital stock consists of 500,000,000 shares of Class A Common Stock, one share of Class B Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share;

•

(i) holders of the Company’s Class A Common Stock are entitled to one vote for each share held on all matters submitted to stockholders for their vote or approval, (ii) for so long as Post or its affiliates (other than the Company and its subsidiaries) directly own more than 50% of the BellRing Brands, LLC units, the aggregate voting power of the share of the Company’s Class B Common Stock represents 67% of the combined voting power of the common stock of the Company, and (iii) if Post and its affiliates (other than the Company and its subsidiaries) hold 50% or less of the BellRing Brands, LLC units, the holder of the share of Class B Common Stock is entitled to a number of votes equal to the number of BellRing Brands, LLC units held by all persons other than the Company, subject to certain conditions described in the fifth bullet point below;

•

the holders of the Class A Common Stock are entitled to receive dividends when, as and if declared by the Company’s Board of Directors out of legally available funds and that the holder of the Class B Common Stock does not have any right to receive dividends;

•

upon the Company’s liquidation or dissolution, the holders of the Class A Common Stock are entitled to share ratably in assets legally available for distribution to stockholders, subject to the prior rights of any holders of preferred stock then outstanding, and that, other than its par value, the holder of the Class B Common Stock does not have any right to receive a distribution upon a liquidation or dissolution of the Company;

•

the share of the Class B Common Stock may not be transferred by Post except to an affiliate of Post (other than the Company and its subsidiaries); provided that Post may grant one or more proxies to, or enter into one or more voting agreements or other voting arrangements with, any persons other than the Company and its subsidiaries or Post’s affiliates to whom Post or any of its affiliates (other than the Company and its subsidiaries) transfers BellRing Brands, LLC units pursuant to the Limited Liability Company Agreement, and Post may transfer the share of Class B Common Stock in connection with any distribution of its ownership interests in BellRing Brands, LLC by means of a spin-off or split-off to its shareholders; and

•

as permitted under the General Corporation Law of the State of Delaware, Post and its affiliates may carry on and conduct any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company; that Post and its affiliates may do business with any of the Company’s customers, vendors and lessors; and that Post and its affiliates may make investments in any kind of property in which the Company may make investments.

The Certificate of Incorporation is the same as the form that was filed as an exhibit to the Registration Statement and as previously described in the Registration Statement under the heading “Description of Capital Stock,” which description is incorporated herein by reference. The descriptions set forth herein and in the Registration Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

On October 21, 2019, the Company amended and restated its bylaws (as amended and restated, the “Bylaws”). Among other things, the Bylaws:

•	established procedures relating to the presentation of stockholder proposals at stockholder meetings;

•	established procedures relating to the nomination of directors; and

•	conformed certain provisions in light of the amended provisions of the Certificate of Incorporation.

The Bylaws are the same as the form that was filed as an exhibit to the Registration Statement and as previously described in the Registration Statement under the heading “Description of Capital Stock,” which description is incorporated herein by reference. The descriptions set forth herein and in the Registration Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

In a press release dated October 21, 2019, the Company and Post announced the closing of the IPO. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and the accompanying Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of BellRing Brands, Inc.

3.2	Amended and Restated Bylaws of BellRing Brands, Inc.

10.1	Amended and Restated Limited Liability Company Agreement of BellRing Brands, LLC, dated October 21, 2019, by and among BellRing Brands, LLC, BellRing Brands, Inc. and Post Holdings, Inc.

10.2	Employee Matters Agreement, dated October 21, 2019, by and among BellRing Brands, Inc., BellRing Brands, LLC and Post Holdings, Inc.

10.3	Investor Rights Agreement, dated October 21, 2019, between BellRing Brands, Inc. and Post Holdings, Inc.

10.4	Tax Matters Agreement, dated October 21, 2019, by and among BellRing Brands, Inc., BellRing Brands, LLC and Post Holdings, Inc.

10.5	Tax Receivable Agreement, dated October 21, 2019, by and among BellRing Brands, Inc., BellRing Brands, LLC and Post Holdings, Inc.

10.6	Master Services Agreement, dated October 21, 2019, by and among BellRing Brands, Inc., BellRing Brands, LLC and Post Holdings, Inc.

10.7	Form of Indemnification Agreement.

10.8	Borrower Assignment and Assumption Agreement, dated as of October 21, 2019, by and among Post Holdings, Inc., BellRing Brands, LLC and Morgan Stanley Senior Funding, Inc., as administrative agent.

10.9	Credit Agreement, dated as of October 21, 2019, by and among BellRing Brands, LLC, the institutions from time to time party thereto as lenders, Credit Suisse Loan Funding LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and BMO Capital Markets Corp., Coöperatieve Rabobank U.A., New York Branch, Nomura Securities International, Inc., Suntrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as co-managers, and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

99.1	Press Release, dated October 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2019	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary